Exhibit 5.1

January 28, 2021

Washington Federal, Inc.

425 Pike Street,

Seattle, Washington 98101

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Washington counsel to Washington Federal, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), (i) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), to be issued in one or more series; and (ii) depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”). The Preferred Stock and Depositary Shares are referred to herein collectively as the “Securities.”

The Securities may be issued, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplement and pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined the Registration Statement and the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below, including signatures made and/or transmitted using electronic signature technology, that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. In such examination, we have assumed the authenticity of all signatures on original documents, the legal capacity of all persons executing documents, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, the authenticity of the original of each such copy, the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. As to certain factual matters, we have relied upon certificates provided by officers and other representatives of the Company and have not sought to independently verify such matters.

This opinion is based solely on the Washington Business Corporation Act of the State of Washington. We express no opinion as to the laws of any other jurisdiction. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not providing any opinions as to compliance with any federal or state law, rule or regulation relating to securities or to the sale or issuance thereof. The opinions set forth above are rendered as of the date of this letter. We assume no obligation to update or supplement any of these opinions to reflect any changes of law or fact that may occur subsequent to the date hereof. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below.

Washington Federal, Inc.

January 28, 2021

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (1) at the time any Securities are sold pursuant to the Registration Statement, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws, and a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws; (2) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (3) any requisite third-party consents necessary to issue the Securities have been obtained by the Company, and (4) after the issuance of the Preferred Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Restated Articles of Incorporation, as amended and then in effect.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that with respect to shares of the Preferred Stock, when (a) the Board has taken all necessary corporate action in conformity with the Company’s Restated Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Washington, and (b) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Fox Rothschild L.L.P.